Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 5, 2023 and August 14, 2023, with respect to the consolidated financial statements of CompareAsia Group Capital Limited, and MoneyHero Limited (formerly known as Hyphen Group Limited), respectively, included in the Registration Statement (Form F-1) and related Prospectus of MoneyHero Limited.

/s/ Ernst & Young

Hong Kong, The People’s Republic of China

October 27, 2023